Exhibit 99.1

Advantage Solutions further simplifies portfolio by selling its collection of foodservice businesses to Prospect Hill Growth Partners to form Acxion Foodservice

IRVINE, Calif., January 31, 2024 — (GLOBE NEWSWIRE) – Advantage Solutions Inc. (NASDAQ: ADV), a leading provider of sales and marketing services to consumer goods manufacturers and retailers, today announced it has sold its collection of foodservice businesses, most notably Waypoint, to Prospect Hill Growth Partners, L.P.

As part of the sale, the foodservice businesses will be combined with KeyImpact Sales & Systems Inc., with Advantage receiving total proceeds of approximately $100 million, which is a combination of mostly cash and an ongoing 7.5% stake in the combined entity. The sale will streamline Advantage’s portfolio, allowing the company to focus on its core retail businesses and strengthen its balance sheet.

As a result of the transaction, which closed today, KeyImpact will combine with Waypoint, Marlin Connections, Primeline, CSSI, Ettros, Halverson Group and Coleman, Greear & Associates to form one of North America’s leading foodservice solutions agencies, Acxion Foodservice (www.acxion.com). In addition to its stake in Acxion, Advantage will obtain a seat on its board of directors.

“Acxion is the perfect partner for our foodservice companies, and the combination of the businesses will create a player with the capabilities and breadth to offer industry-leading services. While we continue to see growth potential in the foodservice category, we believe that our clients are best served when we focus on our core retail capabilities while partnering to compete in adjacent segments,” said Advantage Solutions CEO Dave Peacock. “This deal allows Advantage to further prioritize other growth efforts in a more focused way. We are excited to partner with Acxion on an ongoing basis, and we look forward to sharing in the company’s success going forward.”

Advantage and Acxion will maintain a close relationship, helping to ensure that their complementary services are available to common clients between the two distinct brokerage channels.

Advantage Solutions plans to use the majority of the proceeds of the deal to pay down debt, further strengthening its balance sheet and allowing the company to strategically invest in its talent and core businesses.

“Simplifying our business sharpens our focus on how we convert shoppers into buyers for both our consumer packaged goods and retailer customers,” Peacock said. “The strategic decisions we’re making at Advantage are designed to improve how we serve our clients and customers, while helping us improve cash flow and position the company for profitable growth.”

This sale is Advantage’s latest business initiative focused on its broader plan to accelerate growth. The company also announced today it has entered into two separate agreements with third-party technology companies to optimize and streamline a host of business process and administrative functions.

Today’s moves follow a series of deals completed in late 2023, including the sale of Atlas Technology Group to Crisp, which occurred in October, and the company’s December announcement to streamline and restructure its international businesses, most notably reducing its stake in Advantage Smollan Limited, a joint venture with the Smollan Group operating in Europe, from a majority stake of under 60% to a minority position of 49.6% in exchange for cash and other considerations.

About Advantage Solutions

Advantage Solutions is a leading provider of outsourced sales and marketing solutions uniquely positioned at the intersection of brands and retailers. Our data- and technology-driven services — which include headquarter sales, retail merchandising, in-store and online sampling, digital commerce, omnichannel marketing, retail media and others — help brands and retailers of all sizes get products into the hands of consumers, wherever they shop. As a trusted partner and problem solver, we help our clients sell more while spending less. Advantage has offices throughout North America and strategic investments in select markets throughout Africa, Asia, Australia, Latin America and Europe through which the company serves the global needs of multinational, regional and local manufacturers. For more information, please visit advantagesolutions.net.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected future performance of Advantage’s business and projected financial results. Forward-looking statements generally relate to future events or Advantage’s future financial or operating performance, or its future relationships with clients and business partners. These forward-looking statements generally are identified by the words “may”, “should”, “expect”, “intend”, “will”, “would”, “could”, “estimate”, “anticipate”, “believe”, “predict”, “confident”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Advantage and its management at the time of such statements, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, any changes in the business relationships between Advantage and its clients, business partners or other third parties, the ability for Advantage to realize the anticipated benefits of the transactions, the market-driven wage changes or changes to labor laws or wage or job classification regulations, including minimum wage; the COVID-19 pandemic and the measures taken in response thereto; the availability, acceptance, administration and effectiveness of any COVID-19 vaccine; Advantage’s ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of Advantage’s clients’ industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing and technology programs and relationships; Advantage’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage’s ability to maintain proper and effective internal control over financial reporting in the future; potential and actual harms to Advantage’s business arising from the Take 5 Matter; Advantage’s substantial indebtedness and our ability to refinance at favorable rates; and other risks and uncertainties set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K filed by the company with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Peter Frost

press@advantagesolutions.net